Exhibit 5.1

Walder Wyss Ltd. Seefeldstrasse 123 P.O. Box 8034 Zurich Switzerland Telephone +41 58 658 58 58 Fax +41 58 658 59 59 www.walderwyss.com

To:

CRISPR Therapeutics AG

Baarerstrasse 14

6300 Zug

Switzerland

Zurich, as of February 13, 2024

CRISPR Therapeutics AG – Swiss Legal Opinion (Registration Statement on Form S-3)

Dear Madam, Dear Sir,

We have acted as Swiss counsel to CRISPR Therapeutics AG, Zug, Switzerland (the Company) in connection with (i) a registration statement on Form S-3ASR filed with the U.S. Securities and Exchange Commission (SEC) on July 29, 2021 (SEC file no. [333-258274]) (the Registration Statement) for the purpose of registering under the United States Securities Act of 1933, as amended (the Securities Act), amongst others, an indeterminate amount of common shares, par value of CHF 0.03 each, of the Company (such common shares, the Common Shares), and (ii) a final prospectus supplement dated February 13, 2024 relating to the offering of Common Shares at an aggregate offering price per Common Share of up to USD 71.50 (such Common Shares, the Offered Shares) (the Prospec tus Supplement), as further addressed in a certain investment agreement dated February 13, 2024 (the Investment Agreement), entered into between (i) the investors identified on Exhibit A of the Investment Agreement (the Investors), on one hand, and (ii) the Company, on the other hand.

As such counsel, we have been requested to render an opinion as to certain matters of Swiss law.

1.	Scope and Limitation of Opinion

Our opinion is strictly confined to matters of Swiss law as in force at the date hereof and as it is presently applied by the Swiss courts. Such law and its interpretation are subject to change. In the absence of explicit statutory law or established case law, we base our opinion solely on our independent professional judgment. Our opinion is strictly limited to the Documents (as defined below) and the matters stated herein and is not to be read as extending, by implication or otherwise, to any agreement or document referred to in any of the Documents or any other matter. For purposes of this opinion, we have not conducted any due diligence or similar investigation or verification as to any matters stated herein. In this opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English language terms as they exist under the laws of other jurisdictions.

2.	Documents

For purposes of rendering the opinion expressed herein, we have received the following documents (the Documents):

(a)	a .pdf copy of the Registration Statement;

(b)	a .pdf copy of the base prospectus dated July 29, 2021, included in the Registration Statement (the Prospectus);

(c)	a .pdf copy of the Prospectus Supplement (together with the Prospectus, the Final Prospectus, and together with the Registration Statement, the Filing Documents);

(d)	a .pdf copy of the Investment Agreement;

(e)	a .pdf copy of the public deed on, inter alia, the resolution regarding the introduction of a capital band by the Company’s shareholders’ meeting held on June 8, 2023 (the AGM Resolution);

(f)	a .pdf copy of the certified articles of association of the Company in their version dated June 8, 2023 (the Articles);

(g)	a .pdf copy of the organizational regulations of the Company in their version as per October 18, 2016 (the Organizational Regulations);

(h)	a .pdf copy of a certified excerpt from the registry of the Commercial Register of the Canton of Zug, dated February 1, 2024 of the Company (the Excerpt); and

(i)

a .pdf copy of the minutes of the meeting of the Company’s board of directors (the Board) held on February 12, 2024 approving, among other things, (i) the filing of the Registration Statement, (ii) the offering of the Offered Shares to the Investors as contemplated in the Investment Agreement, (iii) the offering price for the Issued Shares and (iv) the authorization granted to any member of the Board, acting individually, to resolve on a capital increase within the Company’s capital band, withdraw the pre-emptive rights of the shareholders based on the withdrawal authorization under the Articles and Swiss law and allocate the withdrawn pre-emptive rights to third parties and/or certain existing shareholders and execute and deliver, in the name and on behalf of the Company any and all documents, agreements and instruments to effectuate the resolutions (the Board Resolution).

No documents have been reviewed by us in connection with this opinion other than the Documents listed in this Section 2 (Documents).

All terms used in this opinion in uppercase form shall have the meaning ascribed to them in the Registration Statement, unless otherwise defined herein.

3.	Assumptions

In rendering the opinion below, we have assumed:

(a)	the conformity to the Documents of all documents produced to us as copies, fax copies or via e-mail, and that the original was executed in the manner appearing on the copy of the draft;

(b)

the genuineness and authenticity of the signatures on all copies of the original Documents thereof which we have examined, and the accuracy of all factual information contained in, or statements given in connection with, the Documents;

(c)

the AGM Resolution is a true record of the proceedings described therein in duly convened, constituted and quorate meetings of the Company’s shareholder meeting, and the resolutions set out therein were validly passed and have not been rescinded or amended and are in full force and effect;

(d)

the Board Resolution is a true record of the proceedings described therein in duly convened, constituted and quorate meetings of the Company’s board of directors, and the resolutions set out therein were validly passed and have not been rescinded or amended and are in full force and effect;

(e)

that the information provided in the Documents (in particular in the Excerpt, the Articles and the Organizational Regulations) are true, correct, complete and up to date as of the date hereof and that there are no facts outstanding or matters resolved that are not reflected in the Documents;

(f)	the Registration Statement has been, or will be, duly filed by the Company;

(g)

the legal capacity, power and authority of each of the parties (other than the Company) to enter into and perform its obligations under the Investment Agreement and the relevant transaction provided for under the Board Resolution and that all consents or approvals from and filings, registrations and notifications with or to all governmental authorities (other than in Switzerland) required in connection with the execution, delivery and performance of the Investment Agreement have been or will have been obtained or made and are or will remain in full force and effect;

(h)	the Investment Agreement constitutes legal, valid, binding and enforceable obligations of the Company under the governing law;

(i)

that (i) the Filing Documents will continue to be effective, (ii) the issuance of and payment for the Offered Shares will be made in compliance with the Articles, the Registration Statement, the AGM Resolution, the Board Resolution and the Investment Agreement, (iii) the consideration received by the Company for the issuance of the Offered Shares will be fully paid and will not be less than the par value of such Offered Shares, and (iv) the issuance of the Offered Shares will be made in accordance with the articles 653s–653v, 647–652h, 929–930, 936a–937, 943 and 973c of the Swiss Code of Obligations (CO), the relevant intermediated securities regulations and commercial registry regulations, the Articles (as may be amended from time to time in accordance with applicable law), the Organizational Regulations (as may be amended from time to time in accordance with applicable law), any applicable law or any requirement or restriction imposed by any court or governmental body having jurisdiction on the Company;

(j)

that the issuance, transfers, offering and sale of the Offered Shares will be conducted in the manner as described in the Articles, the Filing Documents, the Investment Agreement and the Board Resolution;

(k)

that the Offered Shares have not been and will not be (i) publicly offered, directly or indirectly, in Switzerland within the meaning of article 3 lit. h of the Swiss Financial Services Act of June 15, 2018, and/or (ii) admitted to any trading venue within the meaning of article 26 lit. a of the Swiss Financial Market Infrastructure Act of June 19, 2015 in Switzerland; and

(l)	all parties to the Investment Agreement will perform all obligations by which they are bound in accordance with the respective terms.

4.	Opinion

Based upon the foregoing and subject to the qualifications set out below, we are of the following opinion:

The Offered Shares, if and when issued, will be validly issued, fully paid in (up to their nominal value) and non-assessable.

5.	The above opinion is subject to the following qualifications:

(a)

The lawyers of our firm are members of the Swiss bar and do not hold themselves to be experts in any laws other than the laws of Switzerland. Accordingly, we are opining herein as to Swiss law only and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

(b)

This opinion is based on the current provisions of the laws of Switzerland and the regulations thereunder in effect on the date hereof and only as currently interpreted in Switzerland. Such laws and their interpretation are subject to change.

(c)	We express no opinion as regards the withdrawal of shareholders’ pre-emptive rights (Bezugsrechte) in connection with the issuance and sale of Offered Shares.

(d)	When used in this opinion, the term “non-assessable” means that no further contributions have to be made to the Company by the relevant holder of the Offered Shares.

(e)	We express no opinion as to the future availability of authorized share capital within any capital band of the Company or conditional capital of the Company.

(f)	We express no opinion as to the accuracy or completeness of the information contained in the Filing Documents.

(g)	We express no opinion as to any commercial, calculating, auditing or other non-legal matters. Further, we express no opinion as to tax law.

6.	Miscellaneous

(a)	We do not assume any obligation to advise you of any changes in applicable law or any other matter that may come to our attention after the date hereof that may affect our opinion expressed herein.

(b)

We hereby consent to the filing of this opinion on the date hereof with the United States Securities and Exchange Commission as an exhibit to the Registration Statement and to the incorporation by reference of this opinion in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

(c)

This opinion and all matters relating to this opinion are governed by and shall be construed in accordance with the substantive laws of Switzerland. We confirm our understanding that all disputes arising out of or in connection with this opinion shall be subject to the exclusive jurisdiction of the courts of the Canton of Zurich, Switzerland, venue being city of Zurich.

Yours faithfully,
Walder Wyss AG

/s/ Alex Nikitine Alex Nikitine